Exhibit 10.2

FIRST amendment to AMENDED AND RESTATED credit AGREEMENT

This First Amendment to Amended and Restated Credit Agreement dated as of June 15, 2015 (this “Amendment”), is made by and among American AgCredit, PCA, in its capacity as agent under the Credit Agreement referred to below (in such capacity, “Agent”), the “Lenders” under and as defined in such Credit Agreement, Royal Hawaiian Orchards, L.P., a Delaware limited partnership (“RHO”), Royal Hawaiian Resources, Inc., a Hawaii corporation (“RHR”), Royal Hawaiian Services, LLC, a Hawaii limited liability company (“RHS”), and Royal Hawaiian Macadamia Nut, Inc., a Hawaii corporation (“RHMN” and, together with RHO, RHR, and RHS, collectively “Borrowers” and each, a “Borrower” and, together with any other “Credit Party” under and as defined in the Credit Agreement, the “Credit Parties”), and RHO, as Borrower Representative, with reference to the following:

RECITALS

A.     Agent, Lenders, and the Credit Parties are parties to that certain Amended and Restated Credit Agreement, dated as of March 27, 2015, (as it may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.     The Credit Parties have requested that Agent and Lenders agree to make an additional loan to the Credit Parties and to amend the terms of the Credit Agreement, and Agent and Lenders are willing to do so on the terms and conditions set forth in this Amendment.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
ACKNOWLEDGMENTS AND AGREEMENTS

Section 1.1     Affirmation of Recitals; Defined Terms. Each Credit Party acknowledges and confirms that each of the recitals set forth above is true and correct. Capitalized terms used in this Amendment without being defined shall have the meaning given to those terms in the Credit Agreement (including any new or modified terms arising out of this Amendment).

Section 1.2     Outstanding Indebtedness. Each Credit Party acknowledges and confirms that all amounts owed by the Credit Parties to Agent and Lenders under the Loan Documents are duly and validly owing and that such amounts are not subject to any defense, counterclaim, recoupment or offset of any kind.

Section 1.3     Amendment Fee/Bridge Loan Fee. Agent and Lenders have determined not to charge Borrowers a fee in connection with this Amendment; provided that Borrowers shall pay to Agent and Lenders a fee in consideration of Lenders’ making the 2015 Bridge Loan to Borrowers which shall be in the amount set forth in the fee letter of even date herewith (the “Bridge Loan Fee”). Agent and Lenders reserve the right to charge a fee in connection with any future amendment, waiver, consent, or other accommodation provided to Borrowers.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

Section 2.1     New Definitions. The following definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order: `

“2015 Bridge Loan” has the meaning specified in Section 2.05.

“2015 Bridge Loan Maturity Date” means the earlier of (a) March 15, 2016, or (b) the date that Borrower receives the Net Issuance Proceeds of any issuance of equity.

“2015 Bridge Loan Note” has the meaning specified in Section 2.05.

“First Amendment Closing Date” means the date on which the First Amendment to Amended and Restated Credit Agreement dated as of June 15, 2015 became effective among the parties hereto.

“FLCA Loan” means the loan in the original principal amount of Five Million Two Hundred Sixty-Five Thousand Dollars ($5,265,000) made by American AgCredit, FLCA to RHO on or about the First Amendment Closing Date, and, where the context indicates, the documents, instruments and agreements memorializing such loan.

“Pro-Forma Consolidated Current Ratio” shall mean the ratio, for RHO and its Subsidiaries on a consolidated basis, of “current assets” to “current liabilities” (in each case determined in accordance with GAAP) as of the most recent financial statements delivered to Agent before the 2015 Bridge Loan Maturity Date after deducting from “current assets” the principal balance of the 2015 Bridge Loan schedule to be repaid on the 2015 Bridge Loan Maturity Date.

Section 2.2     Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Becker Acquisition” means the acquisition by RHO of certain real property of approximately 736 acres located in Keaau, Hawaii and commonly known as the “Becker Orchard” from Geyser Asset Management, Inc. pursuant to an Acquisition Agreement dated as of April 13, 2015.

“LIBOR Loan” means a Loan that bears interest based on the LIBOR.

“Net Issuance Proceeds” means, as to any issuance of debt (other than the Loans and the FLCA Loan) or equity by any Person, cash proceeds received by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

“Notes” means the Revolving Notes, the 2010 Term Loan Notes, the 2015 Term Loan Notes, and the 2015 Bridge Loan Notes.

“Term Loan” means the 2010 Term Loan, the 2015 Term Loan, the 2015 Bridge Loan, and any other term loan made by Lenders to Borrowers pursuant to this Agreement.

Section 2.3     Amendment of Section 2.04 and Modification of Cross-References. The title of Section 2.04 is hereby amended to read “2010 Term Loan and 2015 Term Loan”. The text formerly contained in Section 2.04 shall now be contained in Section 2.04(a) and the text formerly contained in Section 2.05 shall now be contained Section 2.04(b). In the definitions of “2010 Term Loan” and “2010 Term Loan Note” the reference to Section 2.04 shall now be a reference to Section 2.04(a). In the definitions of “2015 Term Loan” and “2015 Term Loan Note” the reference to Section 2.05 shall now be a reference to Section 2.04(b).

Section 2.4     Amendment of Section 2.05. Section 2.05 is hereby amended to read as follows:

2.05 2015 Bridge Loan. On the First Amendment Closing Date, American AgCredit agrees to lend to the Borrowers the sum of Two Million Eight Hundred Thirty-Five Thousand Dollars ($2,835,000) (the “2015 Bridge Loan”). Any portion of the 2015 Bridge Loan that is repaid or prepaid may not be reborrowed. Borrowers’ obligation to repay the 2015 Bridge Loan shall be evidenced by this Agreement and, if requested by Agent, Borrowers shall execute and deliver to each holder of the 2015 Bridge Loan a note to also evidence Borrowers’ obligation to pay the 2015 Bridge Loans held by such Lender (each a “2015 Bridge Loan Note” and, collectively, the “2015 Bridge Loan Notes”)

Section 2.5     Addition of Section 2.10(d). A new Section 2.10(d) is hereby added as follows:

(d)     2015 Bridge Loan. On the 2015 Bridge Loan Maturity Date, Borrowers shall pay to Agent for the benefit of each holder of the 2015 Bridge Loan, the outstanding principal balance of the 2015 Bridge Loan and all interest accrued thereon.

Section 2.6     Addition of New Section 2.11(c), Renumbering within Section 2.11, and Amendment of Cross Reference. A new Section 2.11(c) is hereby added as set forth below, the remaining subsections in Section 2.11 shall each be renumbered accordingly, and the reference in the definition of “Breakage Fee” to “Section 2.11(g)” shall be changed to “Section 2.11(h).”

(c)     The 2015 Bridge Loan shall bear interest at a rate per annum equal to the LIBOR plus 2.75% or the Base Rate plus 0.75%, as selected by Borrower Representative in its Notice of Borrowing or Notice of Conversion/Continuation (subject to Borrowers’ right to convert to other Types of Loans under Section 2.06). Interest on the 2015 Bridge Loan shall be paid in arrears on each Interest Payment Date and on the 2015 Bridge Loan Maturity Date. Interest shall also be paid on the date of any prepayment of LIBOR Loans under Section 2.08 for the portion of LIBOR Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest on the 2015 Bridge Loan shall be paid on demand of Agent.

Section 2.7     Addition of Section 7.17. A new Section 7.17 is hereby added as follows:

7.17     Equity Contribution. No later than the 2015 Bridge Loan Maturity Date, RHO shall have received an equity contribution from its stockholders in an amount that is greater than the original principal balance of the 2015 Bridge Loan; provided that the foregoing equity contribution shall not be required if on the 2015 Bridge Loan Maturity Date (a) after giving effect to repayment of the 2015 Bridge Loan (i) Availability shall exceed Three Million Dollars ($3,000,000), and (ii) Average Availability for the immediately preceding thirty (30) day period shall exceed Three Million Dollars ($3,000,000), and (b) the Pro-Forma Consolidated Current Ratio shall be equal to or greater than 1.6:1.0.

Section 2.8     Amendment of Section 8.01(c). Section 8.01(c) is hereby amended to read as follows:

(c)     any Lien created under any Loan Document or the FLCA Loan;

Section 2.9     Amendment of Section 8.04. Section 8.04(f) is hereby amended to delete the word “and” at the end thereof, Section 8.04(g) is amended to delete the period at the end thereof and replace it with “; and”, and a new Section 8.04(h) is hereby added as follows:

(h)     the Becker Acquisition.

Section 2.10     Amendment of Section 8.05(a). Section 8.05(a) is hereby amended to read as follows:

(a)     The Obligations and the FLCA Loan;

Section 2.11     Amendment of Section 8.08(d). Section 8.08(d) is hereby amended to read as follows:

(d)     Contingent Obligations owed to the Lenders under this Agreement or owed to the Lender (as defined in the FLCA Loan) under the FLCA Loan.

Section 2.12     Amendment of Section 8.16. The parenthetical in Section 8.16 is hereby amended to read as follows:

(other than those in this Agreement or pursuant to the FLCA Loan)

ARTICLE III
CONDITIONS TO EFFECTIVENESS

Section 3.1     Conditions Precedent. This Amendment shall become effective as of the date upon which each of the following conditions are satisfied (such date, the “First Amendment Effective Date”):

(a)     receipt by Agent of duly executed counterparts of this Amendment from each Credit Party and all Lenders; and

(b)     Agent’s receipt of the Bridge Loan Fee;

(c)     satisfaction of all conditions precedent set forth in any closing checklist delivered by Agent to Borrowers;

(d)     concurrent closing of the loan being made by American AgCredit, FLCA to RHO; and

(e)     if required by Agent, Borrowers shall have paid all reasonable and documented out-of-pocket costs and expenses of Agent and Lenders in connection with this Amendment, the Loan Documents and the transactions contemplated hereby including an estimate of such costs anticipated in connection with closing (it being understood that if Agent elects not to require payment prior to closing, Borrowers shall promptly pay such amounts upon being billed therefor by Agent).

ARTICLE IV
MISCELLANEOUS

Section 4.1     Representations and Warranties. Each Credit Party hereby represents and warrants to Agent and Lenders that, as of the date hereof and as of the First Amendment Closing Date, (a) each Credit Party has the legal power and authority to execute and deliver this Amendment; (b) the officers of each Credit Party executing this Amendment have been duly authorized to execute and deliver the same and bind each Credit Party with respect to the provisions hereof; (c) the execution and delivery hereof by each Credit Party and the performance and observance by each Credit Party of the provisions hereof do not violate or conflict with any organizational document of any Person party hereto or any law applicable to any Credit Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against any Credit Party; (d)  no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) no Credit Party is aware of any claim or offset against, or defense or counterclaim to, any of their obligations or liabilities under the Credit Agreement or any other Loan Document; (f) this Amendment and each document executed by any Credit Party in connection herewith constitute the valid and binding obligations of the applicable Credit Party, enforceable against such Credit Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and (g) each of the representations and warranties made by such Credit Party in the Credit Agreement and in the other Loan Documents is true and correct in all material respects on and as of such dates to the same extent as though made on and as of such dates, except to the extent that any thereof expressly relate to an earlier date, in which case, such representations and warranties were true and correct in all material respects on and as of such earlier date.

Section 4.2     Release. Each Credit Party hereby releases, remises, acquits and forever discharges Agent and each of Lenders and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (collectively, the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the effectiveness of this Amendment, and in any way directly or indirectly arising out of or in any way connected to the Credit Agreement or the Loan Documents (collectively, the “Released Matters”). Each Credit Party acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

Each Credit Party hereby waives the provisions of any statute or doctrine to the effect that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Without limiting the generality of the foregoing, each Credit Party hereby waives the provisions of any statute that prevents a general release from extending to claims unknown by the releasing party, including Section 1542 of the California Civil Code which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each Credit Party acknowledges and understands the rights and benefits conferred by such a statute or doctrine and the risks associated with waiver thereof, and after receiving advice of counsel, hereby consciously and voluntarily waives, relinquishes and releases any and all rights and benefits available thereunder, insofar as they apply, or may be construed to apply, to each release set forth herein or contemplated hereby. In so doing, each Credit Party expressly acknowledges and understands that it may hereafter discover facts in addition to or different from those that it now believes to be true with respect to the subject matter of the disputes, claims and other matters released herein, but expressly agrees that it has taken these facts and possibilities into account in electing to make and to enter into this release, and that the releases given herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts or possibilities.

This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Credit Party acknowledges that the release contained herein constitutes a material inducement to Agent and each of the Lenders to enter into this Amendment and that Agent and those Lenders would not have done so but for Agent’s and each Lender’s expectation that such release is valid and enforceable in all events.

Section 4.3     Covenant Not to Sue. Each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any Released Matter. If any Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, such Credit Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Released Party as a result of such violation.

Section 4.4     Loan Documents Unaffected. Except as otherwise specifically provided herein, all provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and be unaffected hereby. The parties hereto acknowledge and agree that this Amendment constitutes a “Loan Document” under the terms of the Credit Agreement.

Section 4.5     Guarantor Acknowledgement. Any Guarantor, by signing this Amendment:

(a)     consents and agrees to and acknowledges the terms of this Amendment;

(b)     acknowledges and agrees that all of the Loan Documents to which Guarantor is a party or otherwise bound shall continue in full force and effect and that all of Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment;

(c)     represents and warrants to Agent and Lenders that all representations and warranties made by Guarantor and contained in this Amendment or any other Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment to the same extent as though made on and as of such date, except to the extent that any thereof expressly relate to an earlier date; and

(d)     acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, Guarantor’s consent to this Amendment is not required under the terms of the Credit Agreement or any other Loan Document or as a matter of law, and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of Guarantor to any future amendments to, modifications of, consents under, or forbearances or waivers with regard to, the Credit Agreement.

Section 4.6     Costs, Expenses and Taxes.     Borrowers agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable and documented fees and out-of-pocket expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder and thereunder. Borrowers further agree to pay on demand all reasonable and documented out-of-pocket costs and expenses, if any (including reasonable and documented counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and any other instruments and documents to be delivered hereunder, including reasonable and documented counsel fees and expenses in connection with the enforcement of rights under this section. In addition, Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder, and agrees to save Agent harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes. The foregoing agreements shall be in addition to and not in lieu of any similar obligations under the Loan Documents.

Section 4.7     No Other Promises or Inducements. There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Amendment other than those that are set forth in this Amendment. This Amendment has been entered into by each Credit Party freely, voluntarily, with full knowledge, and without duress, and, in executing this Amendment, no Credit Party is relying on any other representations, either written or oral, express or implied, made to any Credit Party by Agent or any Lender. Each Credit Party agrees that the consideration received by each Credit Party under this Amendment has been actual and adequate.

Section 4.8     No Course of Dealing. Each Credit Party acknowledges and agrees that, (a) this Amendment is not intended to, nor shall it, establish any course of dealing between the Credit Parties, Agent and Lenders that is inconsistent with the express terms of the Credit Agreement or any other Loan Document, (b) notwithstanding any course of dealing between the Credit Parties, Agent and Lenders prior to the date hereof, except as set forth herein, Lenders shall not be obligated to make any Loan, except in accordance with the terms and conditions of this Amendment and the Credit Agreement, and (c) neither Agent nor Lenders shall be under any obligation to forbear from exercising any of their respective rights or remedies upon the occurrence of any Default or Event of Default other than those that have been waived under this Amendment. Nothing herein modifies the agreements among Agent and Lenders with respect to the exercise of their respective rights and remedies under the terms of the Credit Agreement.

Section 4.9     No Waiver. Each Credit Party acknowledges and agrees that (a) except as expressly provided herein, this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders under the Credit Agreement or any other Loan Document, nor shall it constitute a continuing waiver at any time, and (b) nothing herein shall in any way prejudice the rights and remedies of Agent or Lenders under the Credit Agreement, any Loan Document or applicable law. In addition, Agent and Lenders shall have the right to waive any condition or conditions set forth in this Amendment, the Credit Agreement or any other Loan Document, in their sole discretion, and any such waiver shall not prejudice, waive or reduce any other right or remedy that Agent or Lenders may have against any Credit Party.

Section 4.10     Reaffirmation. Each Credit Party, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (b) to the extent such Person granted liens on or security interests in any of its property pursuant to any such Loan Document as security for the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Credit Party hereby acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. Each Credit Party acknowledges that all references in the Credit Agreement to the “Agreement” or the “Credit Agreement” shall mean the Credit Agreement, as amended hereby, and all references in the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

Section 4.11     Modification; Waiver. This Amendment may not be modified orally, but only by an agreement in writing signed by the parties hereto. Any provision of this Amendment can be waived, amended, supplemented or modified by written agreement of the parties hereto.

Section 4.12     Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

Section 4.13     Entire Agreement. This Amendment sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

Section 4.14     Counterparts; Facsimile or Electronic Transmission of Signature. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The manual signature of any party hereto that is transmitted to any other party or its counsel by facsimile or electronic transmission shall be deemed for all purposes to be an original signature.

Section 4.15     Severability of Provisions; Captions; Attachments; Interpretation. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Amendment. Each schedule or exhibit attached to this Amendment shall be incorporated herein and shall be deemed to be a part hereof. Words in the singular include the plural and words in the plural include the singular. Use of the term “includes” or “including,” shall mean “including, but not limited to.”

Section 4.16     JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM HEREIN

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the First Amendment Effective Date.

BORROWERS:

ROYAL HAWAIIAN ORCHARDS, L.P., a Delaware limited partnership

By:	Royal Hawaiian Resources, Inc., a Hawaii corporation, its managing general partner

By: /s/ Scott Wallace Name: Scott Wallace Title: President and CEO

ROYAL HAWAIIAN RESOURCES, INC., a Hawaii corporation

By: /s/ Scott Wallace Name: Scott Wallace Title: President and CEO

ROYAL HAWAIIAN SERVICES, LLC, a Hawaii limited liability company

By:	Royal Hawaiian Orchards, L.P., a Delaware limited liability company, its member

	By:	Royal Hawaiian Resources, Inc., a Hawaii corporation, its managing general partner

By: /s/ Scott Wallace Name: Scott Wallace Title: President and CEO

ROYAL HAWAIIAN MACADAMIA NUT, INC., a Hawaii corporation

By: /s/ Scott Wallace Name: Scott Wallace Title: President and CEO

ROYAL HAWAIIAN RESOURCES, INC., a Hawaii corporation

By: /s/ Scott Wallace Name: Scott Wallace Title: President and CEO

ROYAL HAWAIIAN SERVICES, LLC, a Hawaii limited liability company

By:	Royal Hawaiian Orchards, L.P., a Delaware limited liability company, its member

	By:	Royal Hawaiian Resources, Inc., a Hawaii corporation, its managing general partner

By: /s/ Scott Wallace Name: Scott Wallace Title: President and CEO

ROYAL HAWAIIAN MACADAMIA NUT, INC., a Hawaii corporation

By: /s/ Scott Wallace Name: Scott Wallace Title: President and CEO

Signature Page 1

BORROWER REPRESENTATIVE:

ROYAL HAWAIIAN ORCHARDS, L.P., a Delaware limited partnership

By:	Royal Hawaiian Resources, Inc., a Hawaii corporation, its managing general partner

By: /s/ Scott Wallace Name: Scott Wallace Title: President and CEO

[Signature Pages Continue]

Signature Page 2

AMERICAN AGCREDIT, PCA, as Agent and Lender

By: /s/ Janice T. Thede Name: Janice T. Thede Title: Vice President

 Signature Page 3